Exhibit 23.6

CONSENT OF MARK B. MATHISEN

I consent to all references to my name and any quotation from, or summarization of, Sections 1.1.1.1, 1.1.2.1, 1.3.1 to 1.3.7, 2, 3, 4.1, 4.2, 4.4, 4.5, 5.1 to 5.4, 5.6, 6 to 12, 14, 15, 23, 24, 25.1, and 26.1 and my contributions to Section 27 of the technical report summary entitled “Technical Report on the Nichols Ranch Project, Johnson and Campbell Counties, Wyoming, USA” dated February 22, 2022 and effective December 31, 2021, as amended on February 8, 2023 (the "Wyoming Technical Report"); Sections 1.1.1.1, 1.1.2.1, 1.3.1, 1.3.2, 1.3.4 to 1.3.8, 2, 3, 4.1, 4.2, 4.4, 4.5, 5.1 to 5.6, 6 to 12, 14, 15, 23, 24, 25.1, and 26.1, and my contributions to Section 27 of the technical report summary entitled “Technical Report on the Roca Honda Project, McKinley County, State of New Mexico, USA” dated February 22, 2022 (the "New Mexico Technical Report"); sections 1.1.1.1, 1.1.2.1, 1.3.1-1.3.7, 2-12, 14, 23, 24, 25.1, and 26.1, and my contributions to Section 27 of the technical report summary entitled “Technical Report on the Pre-Feasibility Study on the Pinyon Plain Project, Coconino County, Arizona, USA” dated February 23, 2023, effective as of December 31, 2022, as amended March 6, 2024 (the "Arizona Technical Report"); all sections of the technical report summary entitled “Technical Report on the La Sal Project, San Juan County, Utah, USA” dated February 22, 2022 (the "San Juan County Technical Report"); and all sections of the technical report summary entitled “Technical Report on the Bullfrog Project, Garfield County, Utah, USA” dated February 22, 2022 (the "Garfield County Technical Report," and together with the Wyoming Technical Report, New Mexico Technical Report, Arizona Technical Report, and the San Juan County Technical Report, the "Technical Reports"), prepared by me, included or incorporated by reference in:

(i)    the Annual Report on Form 10-K for the period ended December 31, 2024 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)    the Company’s Form S-3 Registration Statements (File Nos. 333-253666 and 333-278193), and any amendments or supplements thereto; and

(iii)    the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654, 333-254559 and 333-278611), and any amendments or supplements thereto.

I further consent to the filing of the Technical Reports as exhibits to the 10-K.

/s/ Mark B. Mathisen
Mark B. Mathisen, C.P.G.
Principal Geologist

Date: February 26, 2025